Exhibit 99.1

EAGLE POINT CREDIT COMPANY INC. ANNOUNCES FIRST QUARTER 2025

FINANCIAL RESULTS AND DECLARES THIRD QUARTER 2025 COMMON AND

PREFERRED DISTRIBUTIONS

GREENWICH, Conn. – May 28, 2025 – Eagle Point Credit Company Inc. (the “Company”) (NYSE: ECC, ECCC, ECC PRD, ECCF, ECCU, ECCV, ECCW, ECCX) today announced financial results for the quarter ended March 31, 2025 and certain additional activity through April 30, 2025, and declared distributions on shares of the Company’s common and preferred stock.

“The Company had a solid start to the year, deploying nearly $200 million into new investments with compelling risk-adjusted returns,” said Thomas P. Majewski, Chief Executive Officer. “We also actively managed our portfolio towards a longer weighted average remaining reinvestment period and lower debt costs by completing 9 resets and 7 refinancings prior to the selloff in the latter part of the quarter. When the markets turned, we moved much of our focus to secondary opportunities, sourcing attractive investments at discounts.”

FIRST QUARTER 2025 RESULTS

•	Net asset value (“NAV”) per common share of $7.23 as of March 31, 2025, compared to $8.38 as of December 31, 2024.

•	Net investment income (“NII”) of $0.28 per weighted average common share.[1,2] NII and realized capital gains of $0.33 per weighted average common share.

•	NII and realized capital gains of $0.33 per weighted average common share compares to $0.12 of NII less realized capital losses per weighted average common share for the quarter ended December 31, 2024, and $0.29 of NII and realized capital gains per weighted average common share for the quarter ended March 31, 2024.

•	GAAP net loss (inclusive of unrealized mark-to-market depreciation) of $97.5 million, or $0.84 per weighted average common share.

•	Received $79.9 million in recurring cash distributions[3] from the Company’s investment portfolio, or $0.69 per weighted average common share, exceeding the Company’s aggregate distributions on its common stock and operating costs for the quarter.

•	Deployed $94.5 million in net capital into collateralized loan obligation (“CLO”) equity, CLO debt, loan accumulation facilities and other investments. The weighted average effective yield of new CLO equity investments made by the Company during the quarter, which includes a provision for credit losses, was 18.9% as measured at the time of investment.

•	As of March 31, 2025:

-	The weighted average effective yield of the Company’s CLO equity portfolio (excluding called CLOs), based on amortized cost, was 13.66%. This compares to 14.61% as of December 31, 2024 and 16.43% as of March 31, 2024.[4]

-	The weighted average expected yield of the Company’s CLO equity portfolio (excluding called CLOs), based on fair market value, was 19.69%. This compares to 19.31% as of December 31, 2024 and 23.96% as of March 31, 2024.[4]

•	Issued approximately 7.6 million shares of common stock and 16,399 shares of 6.75% Series D Perpetual Preferred Stock (the “Series D Preferred Stock”) pursuant to the Company’s “at-the-market” offering program for total net proceeds of approximately $65.9 million. The common stock issuance resulted in $0.02 per share of NAV accretion during the quarter.

1 “Per weighted average common share” is based on the average daily number of shares of common stock outstanding for the period and “per common share” refers to per share of the Company’s common stock.

2 NII does not reflect distributions and amortization of offering costs on the Series D Preferred Stock and the Series AA/AB Convertible Perpetual Preferred Stock (collectively with the Series D Preferred Stock, the “temporary equity”) of $0.03 per weighted average common share.

3 “Recurring cash distributions” refers to the quarterly distributions received by the Company from its CLO equity, CLO debt and other investments and distributions from loan accumulation facilities in excess of capital invested and excludes funds received from CLOs called.

4 “Weighted average effective yield” is based on an investment’s amortized cost whereas “weighted average expected yield” is based on an investment’s fair market value as of the applicable period end as disclosed in the Company’s financial statements, which is subject to change from period to period. Please refer to the Company’s quarterly unaudited financial statements for additional disclosures.

•	Issued 891,258 shares of Series AA and 92,836 shares of Series AB 7.00% Convertible Perpetual Preferred Stock for total proceeds of $22.4 million pursuant to the Company’s continuous offering of Series AA and Series AB 7.00% Convertible Perpetual Preferred Stock (the “Convertible Perpetual Preferred Stock”).

•	As of March 31, 2025, the Company had debt and preferred equity securities outstanding which totaled approximately 40.9% of its total assets (less current liabilities).[5]

•	As of March 31, 2025, on a look-through basis, and based on the most recent CLO trustee reports received by such date:

-	The Company, through its investments in CLO equity securities, had indirect exposure to approximately 1,931 unique corporate obligors.

-	The largest look-through obligor represented 0.6% of the loans underlying the Company’s CLO equity portfolio.

-	The top-ten largest look-through obligors together represented 4.8% of the loans underlying the Company’s CLO equity portfolio.

-	The look-through weighted average spread of the loans underlying the Company’s CLO equity portfolio was 3.36% as of March 2025, down 13 basis points from December 2024.

•	GAAP net loss was comprised of total investment income of $52.3 million and realized capital gains of $5.3 million, offset by total net unrealized depreciation on investments of $122.3 million, net unrealized appreciation on certain liabilities held at fair value of $9.6 million, financing costs and operating expenses of $20.0 million and distributions and amortization of offering costs on temporary equity of $3.2 million.

•	Recorded other comprehensive income of $7.1 million.

SECOND QUARTER 2025 PORTFOLIO ACTIVITY THROUGH APRIL 30, 2025 AND OTHER UPDATES

•	As previously published on the Company’s website, management’s estimate of the range of the Company’s NAV per common share is estimated to be between $6.71 and $6.81 as of April 30, 2025.

•	Received $75.5 million of recurring cash distributions from the Company’s investment portfolio. As of April 30, 2025, some of the Company’s investments had not yet reached their payment date for the quarter.

•	Deployed $4.2 million of net capital into CLO equity, CLO debt, loan accumulation facilities and other investments.

THIRD QUARTER 2025 DISTRIBUTIONS

The Company is pleased to declare three separate monthly distributions of $0.14 per share on its common stock for the third quarter of 2025.6 The following schedule applies to the distributions:

Amount per Common Share	Record Date	Payable Date
$0.14	July 11, 2025	July 31, 2025
$0.14	August 11, 2025	August 29, 2025
$0.14	September 10, 2025	September 30, 2025

5 Over the long term, management expects to generally operate the Company with leverage within a range of 27.5% to 37.5% of total assets (less current liabilities) under normal market conditions. The Company may incur leverage outside of this range, subject to applicable regulatory limits.

6 The ability of the Company to declare and pay distributions on its common stock is subject to a number of factors, including the Company’s results of operations. Distributions on its common stock are generally paid from net investment income (regular interest and dividends) and may also include capital gains and/or a return of capital. The actual components of the Company’s distributions for US tax reporting purposes can only be finally determined as of the end of each fiscal year of the Company and are thereafter reported on Form 1099-DIV.

The Company is also pleased to announce the declaration of distributions on its 6.50% Series C Term Preferred Stock due 2031 (the “Series C Term Preferred Stock”), Series D Preferred Stock and 8.00% Series F Term Preferred Stock due 2029 (the “Series F Term Preferred Stock”) as follows:

Preferred Stock Type	Amount per Share	Record Date	Payable Date
Series C Term Preferred Stock	$0.135417	July 11, 2025	July 31, 2025
Series D Preferred Stock	$0.140625	August 11, 2025	August 29, 2025
Series F Term Preferred Stock	$0.166667	September 10, 2025	September 30, 2025

The distributions on the Series C Term Preferred Stock, Series D Preferred Stock and Series F Term Preferred Stock reflect an annual distribution rate of 6.50%, 6.75% and 8.00%, respectively, of the $25 liquidation preference per share.

The Company is also pleased to announce the declaration of distributions on shares of the Convertible Perpetual Preferred Stock as follows:

Preferred Stock Type	Amount per Share	Record Dates	Payable Dates
7.00% Series AA Convertible Perpetual Preferred Stock	$0.145834	July 11, 2025	July 31, 2025
7.00% Series AB Convertible Perpetual Preferred Stock	$0.145834	August 11, 2025 September 10, 2025	August 29, 2025 September 30, 2025

The distributions on shares of the Convertible Perpetual Preferred Stock reflect an annual distribution rate of 7.00% of the $25 liquidation preference per share and accumulate from the date of original issue.

CONFERENCE CALL

The Company will host a conference call at 10:00 a.m. (Eastern Time) today to discuss the Company’s financial results for the quarter ended March 31, 2025, as well as a portfolio update.

All interested parties may participate in the conference call by dialing (877) 407-0789 (toll-free) or (201) 689-8562 (international). Please reference Conference ID 13753090 when calling, and the Company recommends dialing in approximately 10 to 15 minutes prior to the call.

A live webcast will also be available on the Company’s website ( www.eaglepointcreditcompany.com). Please go to the Investor Relations section at least 15 minutes prior to the call to register, download and install any necessary audio software.

An archived replay of the call will be available shortly afterwards until June 27, 2025. To hear the replay, please dial (844) 512-2921 (toll-free) or (412) 317-6671 (international). For the replay, enter Conference ID 13753090.

ADDITIONAL INFORMATION

The Company has made available on the investor relations section of its website, www.eaglepointcreditcompany.com (in the financial statements and reports section), its unaudited consolidated financial statements for the period ended March 31, 2025. The Company also published on its website (in the presentations and events section) an investor presentation, which contains additional information about the Company and its portfolio for the quarter ended March 31, 2025. The Company has filed these reports with the Securities and Exchange Commission (“SEC”).

ABOUT EAGLE POINT CREDIT COMPANY

The Company is a non-diversified, closed-end management investment company. The Company’s primary investment objective is to generate high current income, with a secondary objective to generate capital appreciation. The Company seeks to achieve its investment objectives by investing primarily in equity and junior debt tranches of CLOs. The Company is externally managed and advised by Eagle Point Credit Management LLC.

The Company makes certain unaudited portfolio information available each month on its website in addition to making certain other unaudited financial information available on its website (www.eaglepointcreditcompany.com). This information includes (1) an estimated range of the Company’s net investment income and realized capital gains or losses per share of common stock for each calendar quarter end, generally made available within the first fifteen days after the applicable calendar month end, (2) an estimated range of the Company’s NAV per share of common stock for the prior month end and certain additional portfolio-level information, generally made available within the first fifteen days after the applicable calendar month end and (3) during the latter part of each month, an updated estimate of NAV, if applicable, and, with respect to each calendar quarter end, an updated estimate of the Company’s net investment income and realized capital gains or losses per share for the applicable quarter.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the prospectus and the Company’s other filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Source: Eagle Point Credit Company Inc.

Investor and Media Relations:
Prosek Partners
203-340-8510

IR@EaglePointCredit.com

www.eaglepointcreditcompany.com